UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): November 4, 2009
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11397 (Commission File Number)	33-0628076 (I.R.S Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) On November 4, 2009, the Board of Directors (the “Board”) of Valeant Pharmaceuticals International (the “Company”) amended the Company’s By-laws to include certain additional provisions. The amendment of the By-laws was effective immediately. Article II of the By-laws was amended to include a new Section 12 setting forth procedures and requirements for any stockholder business or proposal to be brought before an annual meeting of stockholders, and to include a new Section 13 setting forth procedures and requirements for stockholder nominations of persons for election to the Board at an annual meeting of stockholders or a special meeting of stockholders.
     The notice provisions of Sections 12 and 13 require notices of any stockholder proposal or stockholder nomination, respectively, to be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the scheduled date of the stockholder meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date. In the event that the Company gives less than 70 days’ notice or prior public disclosure of the date of the stockholder meeting, such notices required by Section 12 or 13 must be delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.
     Section 12 requires any stockholder giving notice of a proposal under Section 12 to provide certain information enumerated in Section 12 regarding such proposal and such stockholder, or such other information requested by the Company. The stockholder giving such notice is also required to update such information and such stockholder or a qualified representative of such stockholder must also appear at the annual meeting to present the proposed business.
     Section 13 requires any stockholder nominating a person for election or re-election to the Board to comply with the notice and information requirements of Section 13. Section 13 also requires all nominees, whether nominated by the Board or a stockholder, to provide certain information and make certain representations and agreements, as enumerated in Section 13. The stockholder giving such notice and such person so nominated are also required to update such information and such stockholder or a qualified representative of such stockholder must also appear at the meeting to present the nomination.
     The notices required by Sections 12 and 13 must include information about the interest of a stockholder giving the notice, and specified persons associated with such stockholder, in the Company or its securities, including information about investment intent and disclosures about any hedging activity or other similar arrangements entered into by these persons.
     No stockholder business or proposal will be conducted at the stockholders annual meeting unless it is properly brought before the stockholders annual meeting in accordance with the procedures set forth in Section 12. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in Section 13.
     A copy of the amendments to the By-laws, effective as of November 4, 2009 (the “Amendments to By-laws”), is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing summary of the changes to the terms of the By-laws is subject to, and qualified in its entirety by, the Amendments to By-laws, which is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

99.1	Amendments to By-laws of the registrant, effective as of November 4, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: November 10, 2009	By:	/s/ Steve T. Min
Steve T. Min
Executive Vice President and General Counsel

INDEX TO EXHIBITS

99.1	Amendments to By-laws of the registrant, effective as of November 4, 2009.